Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

The following entities, unless otherwise indicated, are wholly-owned direct or indirect subsidiaries of the Registrant as of December 31, 1998:
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

                                                        State or Country
       Name                                             of Organization
       ----                                             ---------------

 1.    Baker Environmental, Inc.                        Pennsylvania
 2.    Baker Heavy & Highway, Inc.                      Pennsylvania
 3.    Baker Mellon Stuart Construction, Inc.           Pennsylvania
 4.    Mellon Stuart Building Services, Inc.            Pennsylvania
 5.    Mellon Stuart Construction International, Inc.   Pennsylvania
 6.    Michael Baker Development Corporation            Pennsylvania
 7.    Michael Baker Global, Inc.                       Pennsylvania
 8.    Michael Baker Jr., Inc.                          Pennsylvania
 9.    Michael Baker Alaska, Inc.                       Alaska
10.    Baker Construction, Inc.                         Delaware
11.    Baker Global Project Services, Inc.              Delaware
12.    Baker Holding Corporation                        Delaware
13.    Baker/OTS, Inc.                                  Delaware
14.    International Pipeline Services, Inc.            Delaware
15.    Michael Baker International, Inc.                Delaware
16.    Baker GeoResearch, Inc.                          District of Columbia
17.    Baker Engineering, Inc.                          Illinois
18.    Michael Baker Jr. Company                        Nevada
19.    Michael Baker Architects/Engineers, P.C.         New Jersey
20.    Baker Engineering NY, Inc.                       New York
21.    Baker/MO Services, Inc.                          Texas
22.    Baker Support Services, Inc.                     Texas
23.    Vermont General Insurance Company                Vermont
24.    Michael Baker Barbados Ltd.                      Barbados
25.    Baker O&M International, Ltd.                    Cayman Islands
26.    Baker/OTS International, Inc.                    Cayman Islands
27.    Overseas Technical Services (Middle East) Ltd.   Cayman Islands
28.    Michael Baker de Mexico, S.A. de C.V.            Mexico
29.    OTS International Training Services Ltd.         United Kingdom
30.    Overseas Technical Services (Harrow) Ltd.        United Kingdom
31.    Baker/OTS Ltd.                                   United Kingdom
32.    SD Forty Five Ltd.                               United Kingdom
33.    Hanseatic Oilfield Services Ltd.                 Vanuatu
34.    OTS Finance and Management Ltd.                  Vanuatu
35.    Overseas Technical Services International Ltd.   Vanuatu
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